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                                                                    Exhibit 10.7

                                    MORTGAGE

         THIS MORTGAGE is given on May 3, 2004. The borrower is WSI Industries, Inc., a Minnesota corporation ("Borrower"). This Mortgage is given to the Monticello Economic Development Authority, a public body corporate and politic (the "Lender"). Borrower owes Lender the principal sum of $350,000.00. This debt is evidenced by a promissory note dated as of even date herewith (the "Note"). This Mortgage secures to Lender: (a) the repayment of the debt evidenced by the Note, and all renewals, extensions and modifications of the Note; (b) the payment of all other sums, advanced to protect the security of this Mortgage;
(c) the performance of Borrower's covenants and agreements under this Mortgage and the Note; and (d) is subject to the terms and conditions of that certain Loan Agreement between Borrower and Lender and dated as of March 3, 2004. For this purpose, Borrower does hereby mortgage, grant and convey to Lender, with power of sale, the property located in Wright County, Minnesota and fully described in the attached Exhibit A, together with all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property. All replacements and additions shall also be covered by this Mortgage. All of the foregoing is referred to in this Mortgage as the "Property".

         BORROWER COVENANTS that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property and that the Property is unencumbered, except for encumbrances of record and as set forth in paragraph 19. Borrower warrants and will defend generally the title to the Property against all claims and demands, subject to any encumbrances of record.

         Borrower and Lender agree as follows:

         1. Payment of Principal and Interest; Late Charges. Borrower shall promptly pay when due the principal on the debt evidenced by the Note and any late charges due under the Note.

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         2.       Charges; Liens. Borrower shall pay all taxes, assessments, charges, fines and impositions attributable to the Property which may attain priority over this Mortgage, and leasehold payments or ground rents, if any. Borrower shall pay these obligations on time directly to the person owed payment.

         Borrower shall promptly discharge any lien which has priority over this Mortgage unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner reasonably acceptable to Lender; (b) contests in good faith the lien by, or defends against enforcement of the lien in, legal proceedings which in the Lender's opinion operate to prevent the enforcement of the lien; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Mortgage. If Lender determines that any part of the Property is subject to a lien which may attain priority over this Mortgage, Lender may give Borrower a notice identifying the lien. Borrower shall satisfy the lien or take one or more of the actions set forth above within thirty (30) days of the giving of notice. Notwithstanding the foregoing, this Mortgage is subordinate to the first mortgage in the original principal amount of $1,360,000 given by Borrower to Excel Bank.

         3. Hazard or Property Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire and any other hazards for which Lender requires insurance. This insurance shall be maintained in the amounts and for the periods that Lender reasonably requires. The insurance carrier providing the insurance shall be chosen by Borrower subject to Lender's approval, which shall not be unreasonably withheld or delayed. If Borrower fails to maintain coverage described above, Lender may, at Lender's option, obtain coverage to protect Lender's rights in the Property in accordance with paragraph 5.

         All insurance policies and renewals shall be reasonably acceptable to Lender and shall include a standard mortgage clause. If Lender requires, Borrower shall promptly give to Lender all receipts of paid premiums and renewal notices. In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

         If under paragraph 15 the Property is acquired by Lender, Borrower's right to any insurance policies and proceeds resulting from damage to the Property prior to the acquisition shall pass to Lender to the extent of the sums secured by this Mortgage immediately prior to the acquisition.

         4. Protection of the Property. Borrower shall not destroy or damage the Property or commit waste on the Property. Borrower shall be in default if any forfeiture action or proceeding, whether civil or criminal, is begun that in Lender's good faith judgment could result in forfeiture of the Property or otherwise materially impair the lien created by this Mortgage or Lender's security interest. Borrower may cure such a default and reinstate, as provided in paragraph 13, by causing the action or proceeding to be dismissed with a ruling that, in Lender's good faith determination, precludes forfeiture of the Borrower's interest in the Property or other material impairment of the lien created by this Mortgage or Lender's security

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interest. Borrower shall also be in default if Borrower gave materially false or inaccurate information or statements to Lender in connection with the loan evidenced by the Note.

         5. Protection of Lender's Rights in the Property. If Borrower fails to perform the covenants and agreements contained in this Mortgage, or there is a legal proceeding that may significantly affect Lender's rights in the Property (such as a proceeding in bankruptcy, condemnation or forfeiture), Lender may do and pay for whatever is necessary to protect the value of the Property and Lender's rights in the Property. Lender's actions may include paying any sums secured by a lien which has priority over this Mortgage, appearing in court, paying reasonable attorneys fees and entering on the Property to make repairs. Although Lender may take action under this paragraph 5, Lender is not required to do so.

         Any amounts disbursed by Lender under this paragraph 5 shall become additional debt of Borrower secured by this Mortgage. Unless Borrower and Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at a rate equal to the interest rate on the Note and shall be payable, with interest, upon notice from Lender to Borrower requesting payment.

         6. Inspection. Lender or its agent may make reasonable entries upon and inspections of the Property.

         7. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of any part of the Property, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender.

         In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Mortgage, whether or not then due, with any excess paid to Borrower. In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is equal to or greater than the amount of the sums secured by this Mortgage immediately before the taking, unless Borrower and Lender otherwise agree in writing, if any, the sums secured by this Mortgage shall be reduced by the amount of the proceeds multiplied by the following fraction: (a) the total amount of the sums secured immediately before the taking, divided by (b) the fair market value of the Property immediately before the taking. Any balance shall be paid to Borrower. In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is less than the amount of the sums secured immediately before the taking, unless Borrower and Lender otherwise agree in writing or unless applicable law otherwise provides, the proceeds shall be applied to the sums secured by this Mortgage whether or not the sums are then due.

         8. Forbearance By Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

         9. Successors and Assigns Bound. The covenants and agreements of this Mortgage shall bind and benefit the successors and assigns of Lender and Borrower.

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         10.      Loan Charges. If the loan secured by this Mortgage is or
becomes subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under the Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment under the Note.

         11. Notices. Any notice to Borrower provided for in this Mortgage shall be given by delivering it personally or by mailing it by first class United States mail, postage prepaid, return receipt requested. The notice shall be directed to the Borrower at 213 Chelsea Road, Monticello, Minnesota 55362, with a copy to Lindquist & Venuum, P.L.L.P. at 4200 IDS Center, 890 South Eighth Street, Minneapolis, Minnesota 55402 Attn: Laura Krenz, or any other address Borrower designates by notice to Lender. Any notice to Lender shall be given or mailed City Hall, 505 Walnut Avenue, Suite 1, Monticello, Minnesota 55362, Attn:
Executive Director, or any other address Lender designates by notice to Borrower. Any notice provided for in this Mortgage shall be deemed to have been given to Borrower or Lender when given as provided in this paragraph.

         12. Governing Law; Severability. This Mortgage shall be governed by the law of the state of Minnesota. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision. To this end, the provisions of this Mortgage and the Note are declared to be severable.

         13. Borrower's Right to Reinstate. If Borrower meets certain conditions, Borrower shall have the right to have enforcement of this Mortgage discontinued at any time prior to the earlier of: (a) 5 days before sale of the Property pursuant to any power of sale contained in this Mortgage; or (b) entry of a judgment enforcing this Mortgage. Those conditions are that Borrower: (a) pays Lender all sums which then would be due under this Mortgage and the Note as if no acceleration had occurred; (b) cures any default of any other covenants or agreements; (c) pays all expenses incurred in enforcing this Mortgage, including, but not limited to, reasonable attorneys fees; and (d) takes such action as Lender may reasonably require to assure that the lien of this Mortgage, Lender's rights in the Property and Borrower's obligation to pay the sums secured by this Mortgage shall continue unchanged. Upon reinstatement by Borrower, this Mortgage and the obligations secured hereby shall remain fully effective as if no acceleration had occurred.

         14. Hazardous Substances. Borrower shall not cause or permit the presence, use, disposal, storage, or release of any hazardous substances on or in the Property, except those solvents, oils, cleaning materials, and other substances as are used in the ordinary course of Borrower's business. Borrower shall not do, and will use its best efforts not to allow anyone else to do, anything affecting the Property that is in violation of any environmental law.

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         Borrower shall promptly give Lender written notice of any
investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any hazardous substance or environmental law of which Borrower has actual knowledge. If Borrower learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any hazardous substance affecting the Property is necessary, Borrower shall promptly take all necessary remedial actions in accordance with that environmental law.

         As used in this paragraph 14, "hazardous substances" are those substances defined as toxic or hazardous substances by environmental law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph 14, "environmental law" means federal or state laws that relate to environmental protection.

         15. Acceleration; Remedies. Lender shall give notice to Borrower prior to acceleration following Borrower's breach of any covenant or agreement in this Mortgage. The notice shall specify: (a) the default; (b) the action required to cure the default; (c) a date, not less than 30 days from the date the notice is given to Borrower by which the default must be cured, provided, however, if Borrower is diligently pursuing a cure, Borrower shall have such additional time as is reasonably necessary to complete the cure; and (d) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage and sale of the Property. The notice shall further inform Borrower of the right to reinstate after acceleration and sale. If the default is not cured on or before the date specified in the notice, Lender at its option may require immediate payment in full of any sums secured by this Mortgage without further demand and may invoke the power of sale and any other remedies permitted by law. Lender shall be entitled to collect all expenses incurred in pursuing the remedies provided in this paragraph 15, including, but not limited to, reasonable attorneys fees.

         If Lender invokes the power of sale, Lender shall cause a copy of a notice of sale to be served upon any person in possession of the Property. Lender shall publish a notice of sale, and the Property shall be sold at public auction in the manner prescribed by law. Lender or its designee may purchase the Property at any sale. The proceeds of the sale shall be applied in the following order: (a) to all expenses of the sale, including, but not limited to, reasonable attorneys fees; (b) to all sums secured by this Mortgage; and (c) any excess to the person or persons legally entitled to it.

         16. RELEASE OF MORTGAGE. Upon payment of all sums secured by this Mortgage, Lender shall discharge this Mortgage without charge to Borrower. Borrower shall pay any recordation costs.

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                                      WSI INDUSTRIES, INC.

                                      By: /s/ Michael Pudil
                                      ------------------------------------------

                                      Its: President and Chief Executive Officer


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